Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 28, 2014, except for the first paragraph in Note 1, as to which the date is April 25, 2016, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-210924) and related Prospectus of Champions Oncology, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland

May 23, 2016